UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

                Federally chartered
                instrumentality of
                the United States                   0-17440                  52-1578738
             (State or other jurisdiction of            (Commission         (I.R.S. Employer
                       incorporation or organization)                    File Number)    Identification No.)

                         1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.    20036
                    (Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (202) 872-7700

   No change
(Former name or former address, if changed since last report)

Item 8.01. Other Events.

On February 2, 2006, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant’s three classes of common stock - Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non Voting Common Stock. The quarterly dividend of $0.10 per share of common stock will be payable on March 31, 2006 to holders of record of common stock as of March 15, 2006. Also on February 2, 2006, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant’s 6.40% Cumulative Preferred Stock, Series A. The quarterly dividend of $0.80 per share of preferred stock is for the period from January 1, 2006 through March 31, 2006 and will be payable on March 31, 2006 to holders of record of preferred stock as of March 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Jerome G. Oslick
    Name: Jerome G. Oslick
    Title: Vice President - General Counsel

Dated: February 6, 2006